ASCENT MEDIA CORPORATION ANNOUNCES
COMMENCEMENT OF TENDER OFFER

Englewood, CO — May 13, 2011 – Ascent Media Corporation (“Ascent” or the “Company”) (Nasdaq: ASCMA), announced today that it has commenced an offer to purchase for cash (the “Tender Offer”) any and all of the outstanding Floating Rate Notes due 2027 (CUSIP No. 58962FBC3), which were originally issued in an aggregate principal amount of $350,000,000 (the “Meridian Notes”) by Meridian Funding Company, LLC, a Delaware limited liability company (“Meridian”).

The purpose of the Tender Offer is for Ascent to acquire the outstanding Meridian Notes in connection with, and to facilitate, the refinancing of the existing securitized indebtedness of Monitronics Funding LP, a limited purpose Delaware limited partnership (“Funding”), which is a subsidiary of Ascent’s wholly owned operating subsidiary, Monitronics International, Inc., a Delaware corporation (“Monitronics”), including the Class A-1a Term Notes, Series 2007-1, due 2027 (the “Class A-1a Term Notes”), issued by Funding which constitute a portion of the collateral securing the Meridian Notes.

Subject to the terms and conditions of the Tender Offer, Ascent is offering to purchase each $1,000 principal amount of the Meridian Notes validly tendered by holders thereof for the consideration listed in the table below.

CUSIP No.	Title of Security	Early Tender Deadline	Tender Offer Consideration (1)(2)	Early Tender Premium (1)	Total Consideration (1)(2)(3)
58962FBC3	Floating Rate Notes due 2027	5:00 p.m., New York City time, on May 26, 2011	$820.00	$30.00	$850.00

(1)	Per $1,000 principal amount of the Meridian Notes.
(2)
Does not include accrued but unpaid interest that will be paid on the Meridian Notes validly tendered, and not validly withdrawn, and accepted for purchase up to, but excluding, the settlement date of the Tender Offer.

(3)	Includes the Early Tender Premium.

Holders of the Meridian Notes who validly tender after 5:00 p.m., New York City time, on May 26, 2011, but prior to the expiration of the Tender Offer, will be eligible to receive, subject to the terms and conditions of the Tender Offer, only the Tender Offer Consideration, which excludes the Early Tender Premium, as set forth in the table above. The Tender Offer is scheduled to expire at 5:00 p.m., New York City time, on June 10, 2011, unless extended, terminated or withdrawn by Ascent.

Holders of the Meridian Notes will be entitled to withdraw their tendered Notes prior to 5:00 p.m., New York City time, on May 26, 2011 (the “Withdrawal Deadline”), but not thereafter, unless the Withdrawal Deadline is extended by Ascent.

Any Meridian Notes not tendered pursuant to the Tender Offer will remain outstanding and continue to be governed by the terms of the indenture governing the Meridian Notes and any related agreements.

The Tender Offer is subject to certain conditions, including (i) receipt of valid tenders of at least a minimum principal amount of Meridian Notes as set forth in the Offer to Purchase, (ii) the entry by Ascent and/or Funding into, and the consummation of the transactions under, one or more agreements, on terms and subject to the conditions satisfactory to Ascent, as may be necessary, desirable or advisable in the judgment of Ascent to refinance in full and cancel all of the existing securitized indebtedness of Funding and discharge the indenture governing such indebtedness (the “Monitronics Notes Indenture”) and other related agreements (including, without limitation, related negotiations with holders of such indebtedness, insurers, swap counterparties, trustees and others, such transactions, collectively, the “Other Notes Transactions”), or Ascent’s being satisfied that the consummation of the Other Notes Transactions will occur substantially concurrently with the settlement of the Tender Offer, (iii) the entry by Ascent into, and the consummation of transactions under, an agreement with Meridian, on terms and subject to conditions satisfactory to Ascent, to effect the Exchange Transactions (as defined below), or Ascent’s being satisfied that the consummation of the Exchange Transactions will occur substantially concurrently with the settlement of the Tender Offer, (iv) the receipt by Ascent and Monitronics of net cash proceeds from new debt financing, which shall have terms satisfactory to Ascent, in an aggregate amount sufficient to fund the Tender Offer, the Exchange Transactions, the redemption price (as discussed below) and the Other Notes Transactions, in each case, including payment of any accrued interest, premium, make-whole amounts, termination payments, fees or other amounts, as applicable, and any fees and expenses to be paid in connection therewith, and (v) other customary conditions.

Among other actions taken in connection with the Tender Offer, Ascent intends to seek to enter into an agreement with Meridian to exchange, on terms and conditions to be negotiated between Ascent and Meridian, the Meridian Notes validly tendered (and not validly withdrawn) and accepted for purchase by Ascent pursuant to the Tender Offer for a corresponding principal amount of the Class A-1a Term Notes issued by Funding and held by Meridian as the beneficial owner thereof (such exchanged notes, the “Exchanged Class A-1a Notes” and, such exchange transaction or other negotiated arrangement with respect thereto, the “Exchange Transactions”).  Substantially concurrently with the settlement of the Tender Offer and the closing of new debt financing, (i) Ascent intends to contribute the Exchanged Class A-1a Notes to Funding for cancellation and/or Funding intends to redeem such Exchanged Class A-1a Notes, as the case may be, in accordance with the terms of the indenture governing such notes and (ii) Funding intends to redeem, or to discharge the Monitronics Notes Indenture in accordance with its terms and redeem on a future redemption date, all Class A-1a Term Notes then outstanding (including any Exchanged Class A-1a Notes not cancelled), at the redemption price specified in the Monitronics Notes Indenture.  Ascent and/or Funding intend to fund the Tender Offer, the Exchange Transactions, the redemption price and the Other Notes Transactions, in each case, including payment of any accrued interest, premium, make-whole amounts, termination payments, fees or other amounts, as applicable, and any fees and expenses to be paid in connection therewith, solely with the net cash proceeds from new debt financing.  Ascent does not intend to use cash in hand to fund any of the foregoing.

Citigroup Global Markets Inc. is acting as the sole dealer manager and Global Bondholder Services Corporation is acting as the depositary and information agent in connection with the Tender Offer.  Copies of the materials relating to the Tender Offer may be obtained from the information agent at (866) 857-2200 (toll free) or (212) 430-3774.  Additional information concerning the terms of the Tender Offer may be obtained by contacting Citigroup Global Markets Inc. at (800) 558-3745 (U.S. toll free).

This news release is for informational purposes only and shall not constitute an offer to purchase with respect to the Meridian Notes.  The Tender Offer is being made solely pursuant to, and in accordance with the terms and conditions specified in, the Offer to Purchase and Letter of Transmittal, each dated May 13, 2011.  The Tender Offer is not being made to the holders of the Meridian Notes in any jurisdiction where the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.

About Ascent Media Corporation

Ascent Media Corporation is a holding company and owns 100 percent of its operating subsidiaries, including Monitronics, one of the nation’s largest, fastest-growing home security alarm monitoring companies, headquartered in Dallas, TX, and certain former subsidiaries of Ascent Media Group, LLC.

Forward-Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including the ability to consummate the Tender Offer, including satisfying the conditions thereto and obtaining new debt financing to fund the Tender Offer, the Exchange Transactions, the redemption price and the Other Notes Transactions, in each case as described in the Offer to Purchase. These forward looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements. These forward looking statements speak only as of the date of this press release, and Ascent expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward looking statement contained herein to reflect any change in Ascent’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Ascent, including the most recent Forms 10-Q and 10-K and any subsequently filed Form 8-K for additional information about Ascent.

Contact:
Erica Bartsch
Sloane & Company
ebartsch@sloanepr.com
212-446-1875